Exhibit 5.1

MiX Telematics Limited Howick Close Waterfall Park Midrand South Africa 1686		10 Fricker Road, Illovo Boulevard Johannesburg, 2196 PO Box 61771, Marshalltown Johannesburg, 2107, South Africa Docex 26 Johannesburg T +27 11 530 5000 F +27 11 530 5111 www.webberwentzel.com

Your reference	Our reference	Date
	J Milner	6 November 2014
2544811

Dear Sirs

Opinion and consent of Webber Wentzel, South African counsel to MiX Telematics Limited

1.
This opinion is given in connection with the preparation and filing of a registration statement of MiX Telematics Limited (South African registration number 1995/013858/06) (the "Company"), a company incorporated and registered in the Republic of South Africa, on Form S-8 under the United States Securities Act of 1933, as amended, to be dated on or about October 2014 (the "Registration Statement") relating to the registration of 78 751 250 ordinary shares of the Company (the "Ordinary Shares").  The Ordinary Shares are issuable under and in accordance with the terms of the MiX Telematics Limited Long-Term Incentive Plan (the "Plan").

2.	For purposes of this opinion, our advice has been limited to considering:

2.1	the memorandum of incorporation of the Company;

2.2	the Registration Statement; and

2.3	the Plan, as amended from time to time.

3.
We have relied solely on the above information that was made available to us.  We give no opinion as to the accuracy of this information and we have made no independent investigation of factual matters or of the accuracy or the appropriateness of any financial, commercial or business matters.

4.
Our opinion is based on our interpretation of the documents referred to in paragraph 2 and applicable South African law as embodied in the South African Companies Act 71 of 2008 ("Companies Act"), and other relevant acts and related legislation, as well as judicial interpretations in force as at the date of this opinion.  In particular, we do not purport to render an opinion on any matter governed by the law of any state of the United States of America or any federal law of the United States of America.

Partner:  DM Lancaster   Partners:  SM Adcock  RB Africa  NG Alp  RL Appelbaum  B Aronoff  BA Baillie  JM Bellew  A Bennett  HJ Bester  DHL Booysen  AR Bowley  PG Bradshaw  JL Brink  JL Buckland  MS Burger  RS Coelho  KL Collier  KM Colman  KE Coster  K Couzyn  Z Dasoo  JH Davies  PM Daya  JHB de Lange  BEC Dickinson  MA Diemont  DA Dingley  NF Dlamini  KZ Dlothi  HJ du Preez  CP du Toit  M Ebrahim  SK Edmundson  JC Els  AE Esterhuizen  MJR Evans  GA Fichardt  JB Forman  BL Gallie  CI Gouws  JP Gouws  PD Grealy  SN Gumede  VW Harrison  JM Harvey  MH Hathorn  JS Henning  KR Hillis  NA Hlatshwayo  XNC Hlatshwayo  S Hockey  CM Holfeld  PM Holloway   MGH Honiball  SJ Hutton  R Ismail  AR James  KA Jarvis  ME Jarvis  CM Jonker  S Jooste  E Jordaan  LA Kahn  M Kennedy  A Keyser  P Kingston  J Lamb  PSG Leon  DB le Roux  PG Leyden  L Marais  T Masingi  S McCafferty  MC McIntosh  SI Meltzer  SM Methula  CS Meyer  AJ Mills  JA Milner  D Milo  NP Mngomezulu  VS Moodaley  L Morphet  VM Movshovich  MM Mtshali  RA Nelson  BP Ngoepe  ZN Ntshona  MB Nzimande  L Odendaal  GJP Olivier  N Paige  AMT Pardini  AS Parry  S Patel  GR Penfold  SE Phajane  C Pillay  HK Potgieter  D Ramjettan  NJA Robb  DC Rudman  JW Scholtz  KE Shepherd  GM Sibanda  DMJ Simaan  AJ Simpson  J Simpson  N Singh  MP Spalding  L Stein  PS Stein  LJ Swaine  ER Swanepoel  Z Swanepoel  A Thakor  CK Theodosiou  A Toefy  D Vallabh  PZ Vanda  JP van der Poel  SE van der Meulen  ED van der Vyver  M van der Walt  N van Dyk  A van Niekerk  MM van Schaardenburgh  JE Veeran  D Venter  HM Venter  B Versfeld  MG Versfeld  TA Versfeld  DM Visagie  J Watson  JWL Westgate  KL Williams  RH Wilson  M Yudaken   Chief Operating Officer:  SA Boyd
Webber Wentzel is associated with ALN

5.
Based on the above (including an analysis of the Registration Statement), and subject to the qualifications stated herein, we are of the opinion that the Ordinary Shares, when sold or issued in accordance with the provisions of the Plan, the Companies Act, the Listings Requirements of the JSE Limited and the memorandum of incorporation of the Company, in each case as amended from time to time, will be validly issued and fully paid up.

6.
We hereby consent to be named in the Registration Statement as the attorneys who have passed opinion on the matters referred to herein.  In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any and all amendments thereto.